Exhibit 10.1
FOURTH AMENDMENT TO
EMPLOYMENT AGREEMENT
     This Fourth Amendment to Employment Agreement (this “Amendment”), dated as of January 26, 2009, is made and entered into by and between ION Geophysical Corporation, a Delaware corporation (hereinafter referred to as “Employer”), and Robert P. Peebler, an individual currently residing in Harris County, Texas (hereinafter referred to as “Employee”).
W I T N E S S E T H:
     WHEREAS, Employer and Employee entered into an Employment Agreement effective on March 31, 2003, and amended by that certain First Amendment to Employment Agreement dated September 6, 2006, Second Amendment to Employment Agreement dated February 16, 2007 and Third Amendment to Employment Agreement dated August 21, 2007 (as amended, the “Agreement”);
     WHEREAS, the parties desire to amend the Agreement as set forth below;
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:
     1. Section 4 of the Agreement is hereby amended to read in its entirety as follows:
Employee’s employment with Employer will commence on March 31, 2003, and will continue for eight (8) years to expire on December 31, 2011 (the “Term”), unless terminated earlier in accordance with Section 5.
     2. In accordance with the terms of the Employer’s 2004 Long-Term Incentive Plan or such other stock plan as shall be determined by Employer (the “Plan”), Employee’s voluntary termination of employment from the Employer at any time upon or after December 31, 2010 shall be treated for all purposes under the Plan as a termination due to the retirement of Employee.
     3. The Agreement, as amended hereby, is in all respects ratified, approved and confirmed.
     4. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date set forth above.

EMPLOYER:

ION GEOPHYSICAL CORPORATION

By:	/s/ James M. Lapeyre
James M. Lapeyre
Title:	Chairman of the Board

EMPLOYEE:
/s/ Robert P. Peebler

Robert P. Peebler

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